Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. SIGNS AGREEMENT

TO ACQUIRE CANADIAN INSURANCE BROKER NORAXIS

—Gallagher Will Review Details During a Conference Call on May 20, 2014

Itasca, IL, May 19, 2014 — Arthur J. Gallagher & Co. (NYSE: AJG) today announced that it has signed an agreement to acquire Noraxis Capital Corporation. Upon completion of the transaction, Gallagher will hold approximately 87% of the equity interests in Noraxis. The remaining 13% will continue to be owned by various management employees of Noraxis. The transaction is subject to regulatory approval and is expected to close in July of 2014.

Gallagher will hold a webcast conference call on Tuesday, May 20 at 9:00 a.m. Eastern/8:00 a.m. Central to review this acquisition. To listen to this call and view the slide presentation, please go to www.ajg.com/webcast. The call will be available for replay at the same website for not less than 90 days.

Noraxis is a top-five Canadian insurance broker that provides retail commercial, personal and employee benefits insurance products and services. Noraxis generated nearly C$125 million in revenue for the year ended December 31, 2013, has more than 650 employees and operates out of 23 offices across Alberta, Manitoba, New Brunswick, Nova Scotia and Ontario.

“In Noraxis, we have found our ideal Canadian partner and together we now have a solid platform for organic growth and a leadership team that will continue to attract new merger partners,” said J. Patrick Gallagher, Jr., Chairman, President and CEO. “By joining with Gallagher, Noraxis will be able to leverage our sales and service capabilities across Canada. In particular, our combined expertise in areas such as energy, construction and mining align well with the growth opportunities in the Canadian market. We are extremely pleased to welcome the Noraxis team to our Gallagher family of professionals.”

Ken Keenan, Noraxis Group President, said: “From our earliest engagement, there has been genuine excitement right across our team at the prospect of joining Gallagher. As a business built by acquiring brokers known to be the best in their geography and niche, we share an obvious client-first service ethos and entrepreneurial culture with Gallagher. This transaction is great news for all of our staff and our insurance markets. Most importantly, our clients can now look forward to accessing Gallagher’s global resources and expertise, whilst continuing to receive the high quality and expert service offered from their local Canadian broker and account team.”

“By adding Canada to our recent expansion in Australia, New Zealand and the U.K., we are now well positioned in those countries to replicate our successful acquisition strategy of partnering with smaller, family-owned, and entrepreneurial agents and brokers,” added Mr. Gallagher. “In each of the countries, we believe there will continue to be a wave of consolidation opportunities like we are seeing in the United States. Independent agents and brokers understand that Gallagher can provide their employees and customers with the very best sales tools, high-quality service capabilities, efficient systems and productive processes afforded by scale. All of these advantages are embedded in our rock-solid sales culture, which recognizes the importance of our customers and our insurance carrier markets.”

Benefits of the Noraxis acquisition are expected to include:

•	Establishing Gallagher as a top-five retail broker in Canada;

•	Providing a significant Canadian platform for future growth;

•	Combining two similar entrepreneurial sales cultures;

•	Sharing a client focus that is primarily middle-market;

•	Complementing and expanding specialized niche practice groups and capabilities;

•	Providing opportunities to establish new MGA capabilities;

•	Combining strong production talent that builds on Gallagher’s successful sales team platform;

•	Providing cross-selling opportunities;

•	Driving longer-term operational efficiencies through a consolidated platform;

•	Establishing Gallagher as a major player in the Canadian employee benefits business; and

•	Providing Gallagher’s existing Canadian employee benefits businesses with a strong growth platform.

Noraxis Operations

The information below summarizes Noraxis’ commercial, personal and employee benefit operations which operate under several different names: Renfrew (mostly in Alberta), Ranger (mostly in Manitoba), BF&G Group (mostly in Nova Scotia and New Brunswick), and CG&B, Stevenson & Hunt, and Atrens Counsel (mostly in Ontario). The Noraxis operations will continue to be managed by Mr. Keenan.

Commercial Lines:

Noraxis’ commercial lines middle-market business currently brokers nearly 40,000 policies and is expected to generate C$92 million of annualized revenues in 2015 . This commercial lines business is well aligned with Gallagher’s expertise groups with a strong emphasis on several complementary industries such as mining, energy, real estate, transportation, marine, media and condos. The wider clientele base will also provide cross-selling opportunities to expand into specialties such as professional indemnities and financial lines. Their focus on middle-market clients, along with their larger scale and brand recognition, will provide opportunities to bring Gallagher’s full range of products and services to their existing clients and prospects.

Personal Lines:

The personal lines business currently brokers over 60,000 policies and is expected to generate C$27 million in annualized revenues in 2015 through middle-market and high-net-worth clients, which fits well with Gallagher. There are further opportunities for expansion in the Noraxis’ personal lines business by utilizing Gallagher’s e-commerce distribution model.

Employee Benefits:

Noraxis’ employee benefits business is expected to generate C$19 million in annualized revenues in 2015. The additional scale provides a larger geographic platform upon which Gallagher can expand its employee benefits consulting and brokerage services. Also, as the Canadian demand increases for less traditional and more sophisticated employee benefits services, this wider distribution system will provide opportunities for Gallagher to bring significant defined contribution consulting capabilities to new and existing Canadian clients.

Financial Terms (U.S. Dollar amounts using recent exchange rates)

Gallagher is paying net consideration of C$422 million ($388 million) for its 87.1% interest. In 2015, Gallagher expects results from the Noraxis operations as follows:

	Total Noraxis	Gallagher’s Share at 87.1%
Revenues	C$138	C$120	US$110
EBITDAC after synergies	C$52	C$45	US$42

EBITDAC after synergies is before integration costs which are expected to range between C$2 million to C$3 million per quarter through 2015. Gallagher will report 12.9% of Noraxis’ net after-tax profits as non-controlling interest when computing GAAP earnings per share. Gallagher expects to finance the transaction using mostly additional long-term borrowings and its line of credit. This transaction is expected to result in earnings accretion of $0.07 per share in 2015 and also should also generate another $0.03 cents per share of earnings from our ability to use additional tax credits.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in 25 countries and offers client-service capabilities in more than 140 countries around the world through a network of correspondent brokers and consultants.

Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “believes,” “contemplates,” “see,” “should,” “could,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding integration activities, future revenue and earnings impact, the size and status of the combined organization, the impact on our ability to attract and retain producers and leaders within the organization, cross-selling and expense saving opportunities, the ability of the combined business to continue to attract, execute and integrate future bolt-on acquisitions, expected levels of growth within the acquired business, our expectation regarding future platform acquisitions, drivers of organic growth and anticipated future results or performance of any segment or the Company as a whole.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in worldwide and national economic conditions (including an economic downturn and uncertainty regarding the Euro zone), changes in premium rates and in insurance markets generally, changes in the insurance brokerage industry’s competitive landscape, unexpected acquisition opportunities, unexpected regulatory changes, and the difficulties inherent in combining the cultures and systems of different companies.

Please refer to Gallagher’s filings with the SEC; including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and the prospectus supplement filed on April 11, 2014 for a more detailed discussion of these and other factors that could impact its forward-looking statements.

Information Regarding Non-GAAP Measures

This press release refers to EBITDAC, a measure not in accordance with, or an alternative to, the GAAP information provided herein. EBITDAC is defined as earnings from continuing operations before interest, income taxes, depreciation, amortization and the change in estimated acquisition earn out payables. Gallagher believes EBITDAC provides a meaningful representation of its operating performance and improves the comparability of results between periods by eliminating the impact of certain items that have a high degree of variability. The most directly comparable GAAP measure is net earnings. Please see “4th Qrtr 2013 Reconciliation of Non-GAAP Measures and Supplemental Quarterly Financial Data” on Gallagher’s website at www.ajg.com under “Investor Relations” for the purpose and an example of reconciliations of this measure.

Contact: Marsha Akin

Director – Investor Relations

630-285-3501 and/or marsha_akin@ajg.com

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